Exhibit 3.7
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, LP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is Grubb & Ellis Healthcare REIT Holdings, LP.
SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows:
The name of the Limited Partnership is Healthcare Trust of America Holdings, LP.
THIRD: Article Third of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of the general partner is Healthcare Trust of America, Inc., 16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona 85254.
[Signature on following page]

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment on this 24th day of August, 2009.

HEALTHCARE TRUST OF AMERICA, INC.,
its General Partner

By:	/s/ Kellie S. Pruitt
Kellie S. Pruitt, Secretary